EXHIBIT 10.22

                          MASTER DISTRIBUTOR AGREEMENT

This AGREEMENT is signed between PVI and Master Distributor as designated below:


PVI:                                Preferred Voice, Inc.
                                    Suite #570
                                    6500 Greenville Avenue
                                    Dallas, Texas o  USA 75206-1002
                                    Phone: 214-265-9580    Fax 214-265-9663

MASTER DISTRIBUTOR:                 BEST VOICE, INC.
                                    1025 SOUTHWEST MARTIN DOWNS BLVD.
                                    SUITE 203
                                    PALM CITY, FL 34990

THIS MASTER DISTRIBUTOR AGREEMENT (hereinafter the "Agreement"), is made and entered into as of the 29th day of December, 1998 by and between PVI, a corporation organized and existing under the laws of the state of Delaware, and Master Distributor, a corporation organized and existing under the laws of the state of Florida.

                                   BACKGROUND

PVI is in the  business of  providing  certain  voice  recognition  products and
services  having  multiple  applications  in  the   telecommunication   industry
(collectively, the "Services").

Master Distributor is a member of an affiliated group of companies based in Stuart, Florida which, through a network of agents and distributors, provide various telecommunication related services including cellular, long distance, and paging services. In order to increase its sales of the Services, PVI is establishing a national distribution network through the creation of multiple distributorships (the "Distributorships"). The Master Distributor desires to establish a Distributorship and PVI has agreed to grant the Distributor the distribution rights set forth herein. Accordingly in consideration of the mutual covenants and agreements set forth below, PVI and Master Distributor agree as follows:

                              OPERATIVE PROVISIONS

1        DEFINITIONS: (as used in this Agreement)

         1.1 Master Distributor means the company as noted herein that has purchased the right to market PVI products and services within but not limited to certain market areas.

         1.2 Distributor means a legally established corporation, entity, or individual qualified to sell and/or distribute PVI's Services under Master Distributor.



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         1.3      Dealer means a legally  established  corporation,  entity,  or individual qualified to sell and/or distribute PVI's Services under Master Agreement Distributor and/or Distributor.

         1.4 Agent means a legally established corporation, entity, or individual retained by the Master Distributor, a Distributor, or Dealer to sell PVI's Services directly to End-Users.

         1.5      End-Users means customers using and paying for PVI's Services.

         1.6 Mark(s) means any trademark, service mark, trade dress of trade name which PVI may designate, use, or adopt from time to time to identify its Services.

         1.7 Services means any telecommunication service(s) or equipment offered by PVI.

         1.8 Proprietary Information means any information, written or oral, including, without limitation, any technical and/or design information on the Services, and any information relating to the present or future business operations, financial condition, plans, sales, marketing and promotional efforts, customers and price lists of PVI and its subsidiaries and affiliates disclosing such information, and all other information of any kind which may reasonably be deemed confidential or proprietary, including, without limitation, this Agreement and its terms.

         1.9 National Account/Affinity Group will mean but not be limited to, certain national, regional groups/companies that operate in areas with multiple locations. For example, PVI currently provides services for members of the National Association of the Self Employed (NASE).

2        APPOINTMENT & DUTIES OF MASTER DISTRIBUTOR

         2.1 Subject to the provisions of Section 2.2 hereof, PVI hereby appoints Master Distributor, and Master Distributor hereby accepts appointment, as PVI's non-exclusive Master Distributorship in the area defined on Exhibit 1 attached hereto.

         2.2 Master Distributor shall market and sell the Services within the assigned market area(s) at the prices set forth in Exhibit 2 attached hereto. The Master Distributor will shall have the right to market PVI services outside the defined (Exhibit 1) market area within the continental United States. PVI may change the prices for its services at any time, or within the time constraints dictated by certain telecommunication tariffs, and/or other governing authority, which ever is first to occur. PVI will not offer pricing lower than the pricing defined herein to other Master Distributors or sub-agents without making that same pricing structure available to the Master Distributor. It is understood by the Master Distributor that national accounts/affinity groups may require other rate plans and PVI will not be required to offer those rate plans to the Master Distributor. It is expressly understood that the Master Distributor may market to national account/affinity



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                    groups and in those cases, when necessary,  PVI will provide marketing support to the Master Distributor that may include
                    special  pricing.   Any  special  pricing  offered  will  be
                    approved by PVI and at PVI's sole discretion and the Master Distributor will be eligible to earn commissions as further defined herein. As stated, Exhibit 1 will define the Master Distributor market area. PVI will not assign any other Master Distributor in the same market area.

         2.3 Master Distributor shall be paid commissions in accordance with the commission schedule set forth in Exhibit 3 attached hereto. Commissions shall be paid by the 15th day of each month based upon collections during the prior month, as appropriate. The commission rates may not be changed without Master Distributor's prior written consent, except as certain commission rates may be increased from time to time by PVI as part of a sales promotion or incentive which may be temporary in nature. Prior to Master Distributor's sale of any additional Services on behalf of PVI, Master Distributor and PVI shall mutually agree upon a commission schedule particular to that Service, which schedule shall be added as an Exhibit to this agreement. Commissions will be paid on accounts sold outside the defined (Exhibit 1) Master Distributor area, the commission rate will be the standard PVI commissions defined herein less any Master Distributor over-rides. Should the Master Distributor enter into a contract with a national account/affinity group at the PVI retail rates defined herein, the Master Distributor will be awarded commissions, as defined herein, on all revenues billed and collected (by terms defined herein). Should the national account/affinity group contract for PVI services through the Master Distributor at retail rates that are not defined in this contract, PVI and the Master Distributor will agree to a commission schedule for the specific account and define the commission on an Exhibit to be attached to this agreement.

         2.4 Master Distributor may not enter into any joint venture, the establishment with a new corporation, or acquire any interest in a company (or entity) which competes with the business of PVI through the manufacture and/or sale of services which are substantially equivalent to, or competitive with, PVI's Services. In the event that PVI begins selling its services within the market area as defined herein, by any means other than through Master Distributor, the restrictions placed on Master Distributor in this Section 2.4 shall terminate; provided that, for a period of one year after PVI commences such other sales, Master Distributor shall not solicit for a competitive service any PVI end-user acquired by Master Distributor during the term of this Agreement.

         2.5 The Master Distributor will pay a fee to secure the Master Distributorship for PVI's products and services as defined herein and may vary by market area. The Master Distributorship will be assigned a marketing (and the cost for said marketing area) area defined by NPA's and may also be defined by NXX's on the appropriate attachment contained herein. THE MARKET AREA IS NOT TO BE CONSIDERED AN EXCLUSIVE MARKETING AREA; however, this Master Distributor agreement has certain compensation provisions defined in Exhibit 3, that compensate the Master Distributor for any sales activity within the Master Distributor area that is not



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                    directly  related  to its  own  marketing  efforts  and  not directly related to any national account/affinity marketing by PVI (PVI WILL NOT BE RESPONSIBLE FOR PAYING COMMISSIONS TO THE MASTER DISTRIBUTOR ON DIRECT NATIONAL ACCOUNTS INCLUDING BUT NOT LIMITED TO AFFINITY GROUPS).

3        RIGHTS AND OBLIGATIONS OF MASTER DISTRIBUTOR

         3.1 Master Distributor may market and sell the Services directly or through any number of Distributors, Dealers, or Agents. PVI shall not be a Party to any arrangements between Master Distributor and its Distributors, Dealers, or Agents, nor will PVI in any manner be bound, or have any legal obligation in respect thereof. Master Distributor further agrees that it is not, nor shall it represent itself to be, the legal or authorized representative of PVI, nor shall it assume or create any obligations or responsibility on behalf of PVI, unless otherwise agreed upon, in writing, by PVI. Also, it will be the Master Distributor's responsibility to design sub-agent commission plans as it relates to the Master Distributors business and the Master Distributor will have the sole right to adjust those plans as required or as necessary. However; this will not prevent PVI from publishing a commission plan for agents/distributors that are not Master Distributors.

         3.2 Master Distributor shall use its best efforts to identify and contract with Distributors, Dealers, and Agents, as appropriate, and shall assist them in creating a market for, promoting, and maintaining a demand for PVI's Services, as well as, establishing an efficient network within the market area defined herein, in order to obtain maximum sales of PVI's Services. Master Distributor shall be solely responsible for training and compensating all its Distributors, Dealers, and Agents.

         3.3 Master Distributor shall advertise PVI's Services in the market area and participate in such trade shows and other venues which will stimulate sales. Master Distributor shall, in its sole discretion, determine the amount of any such advertising and shall be solely responsible for the resultant costs and expenses incurred. PVI may, at its sole discretion, provide advertising at no expense to Master Distributor, as it deems necessary. These activities shall be considered in any determination of the inactivity clause herein; however, any inactivity determination will remain and always be at PVI's sole discretion.

         3.4 Master Distributor shall send copies of all advertising and sales promotion material and literature relating to the Services to PVI for review and approval, prior to distribution.

         3.5        In all  advertising,  trade  shows,  conventions,  and other promotions, as well as in all sales and technical literature, the name of PVI and the Trade Marks shall be evidenced and respected. Master Distributor shall use the Trade Marks in their original form, unless otherwise approved in advance, in writing by PVI.

         3.6 Master Distributor shall at all times maintain a sufficient inventory of collateral support materials, for promotion, advertising, signage, point-of-sale, record keeping,



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                    subscriptions  and  other  items  related  to  sales  of the
                    Services. PVI will make available marketing materials as such materials are available. Any such materials provided by PVI to Master Distributor shall be provided free of charge unless otherwise agreed by Master Distributor.

         3.7 Master Distributor shall, forward any money collected for PVI as it relates to the PVI services sold to an end user, customer, or any other entity contracting for PVI services as it relates to this agreement, on a weekly basis.

         3.8 PVI will, in its best effort, encourage all potential agents that contact PVI directly to work with the Master Distributor within the Master Distributor area defined herein. It is understood by both parties that in some cases it may be necessary for PVI to work directly with certain national account prospects or affinity groups within the Master Distributor area and that due to the specific agreements will not be liable for any over-rides or commissions in any way. The national account or affinity groups that PVI may market to will be defined and identified by PVI and will be at the sole discretion of PVI.

         3.9 Should PVI be acquired or merge with another company or change ownership in any way, this Master Distributor agreement shall remain in full force as long as the Master Distributor is in compliance with the terms of this agreement. PVI will include such language in any acquisition or merger agreement.

4        PROPRIETARY RIGHTS INDEMNITY

         4.1 If timely and promptly notified of any action (and all claims relating to such action) brought against Master Distributor, based upon a claim that use of the service infringes a United States patent, trademark, service mark, or copyright (an "Infringement Claim"), PVI shall defend such action at its expense and pay the costs and damages awarded in any such action, provided that PVI shall have sole control of the defense of any such action and all negotiations for its settlement or compromise. At any time during the course of any Infringement Claim, or in PVI's opinion, the Services are likely to become the subject of an Infringement Claim, PVI will, at its option and its expense, either procure the right to continue using the Service(s), or replace or modify the same so that it becomes non-infringing. PVI will not have any liability to Master Distributor for an Infringement Claim, if such claim results from Master Distributor's modification of the Services in any manner.

         4.2 The foregoing states the entire liability of PVI with respect to an Infringement Claim. No costs or expenses will be incurred by the Master Distributor in defense of any such claim.

         4.3 The purchase of the Services contemplated by this Agreement may result in an implied license to the End-User to use the Services patented by PVI. No license to make, sell, or use the Services shall be created other than that explicitly set forth in PVI's agreement with the End-Users.



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5        RIGHTS, SERVICES, AND OBLIGATIONS OF PVI

         5.1 PVI reserves the right to modify the characteristics of its Services. The Master Distributor shall be advised by PVI of any significant changes in Service(s) specifications.

         5.2 PVI shall provide the Master Distributor with all necessary documents and system documentation, required to market and sell the Services, which shall remain the property of PVI. Such documents and documentation may be in written form or transmitted by tape, diskettes, e-mail, or other software media, as determined by PVI.

         5.3 PVI shall provide the Master Distributor with all pertinent technical and sales information and collateral support materials referenced in Section 3.7 above, PVI shall inform the Master Distributor on a regular basis about the development of new Services and applications, trends, and competition in the market.

         5.4 PVI shall provide the Master Distributor with the training free of charge and within reasonable limits. Persons eligible for training are Master Distributor's sales personnel. The Master Distributor shall be responsible for all travel, lodging, and all other out-of-pocket expenses related with the training of its personnel.

         5.5 PVI Shall not assign more than one Master Distributor per market area defined on Exhibit 1.

         5.6        PVI shall:

                    (a) Develop and produce original copy (i.e. layout, verbiage, plates, negatives, dies, and/or other setup materials) of all necessary advertising and collateral support materials for marketing the Services;

                    (b)Provide and maintain all equipment (hardware, software, and co-location facilities) reasonably necessary to support the PVI Services marketed and sold by the Master Distributor;

                    (c) Provide and maintain the connectivity necessary to provision the PVI Services marketed and sold by the Master Distributor;

                    (d) Perform all fulfillment of the PVI Services marketed and sold by the Master Distributor.

                    (e) Pay all Master Distributor commissions outlined herein, on a monthly basis.

                    (f) PVI will in its best efforts at all times maintain the network and equipment to provide the services defined herein.


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6         LIMITATION OF LIABILITIES

          PVI makes no warranties, expressed or implied, to the Master Distributor with respect to the Services. The Master Distributor agrees that PVI shall not be liable for any special, incidental, indirect, or consequential damages, or for the loss of profit, revenue or Services even if PVI shall have been advised of the possibility of such potential loss or damage. PVI

7         DURATION AND TERMINATION OF THE AGREEMENT

         7.1 This agreement shall be effective for an initial term commencing on the date of this Agreement (i.e. date of execution by both Parties) and ending three (3) calendar years thereafter. If not terminated by notice by either Party at least sixty (60) days prior to the end of the initial term hereof or any renewal term, the Agreement will be automatically renewed for an unlimited number if successive one (1) year periods.

         7.2 Either Party may, without incurring any liability to the other Party, unilaterally and with immediate effect, terminate this Agreement at any time by a written notice sent to the other Party in the event that:

                    (a) The other Party fails, for any reason(s) whatsoever, to perform any of its obligations under this Agreement and fails to remedy such default within thirty (30) days after the mailing of written notice of default and request for cure; or

                    (b) The other Party becomes insolvent, files or is subject to the filing of judicial process under any law relating to bankruptcy or insolvency, consents to a receivership, adopts an arrangement with creditors, is dissolved, enters into liquidation, or ceases doing business.

                    (c) The Master Distributor uses the name of PVI, or any form thereof, as a corporate name for doing business, or trade name, or otherwise, without the prior written consent of PVI.

                    (d) PVI will monitor all Master Distributor marketing. It is understood by the Master Distributor that a requirement to maintain the Master Distributorship is consistent marketing efforts, to be defined but not limited to: consistently adding new agents & dealers, the addition of new customers at a rate expected by Master Distributors. Any inactivity, AS DEEMED AT THE SOLE DISCRETION OF PVI, will be grounds for termination of this Master Distributor agreement. Should this inactivity section/point be exercised by PVI, the Master Distributor will have the option of converting to a standard PVI agent agreement. Also, all customers submitted to PVI directly or through sub-agents/dealers and subsequent commissions due will be paid as defined herein for the length of this agreement. However, any commissions paid on



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                    new business  submitted  will be paid as defined  within the new agent agreement executed by both parties. A reasonable ramp-up time will be extended and as long as customers and agents are being added to sell and purchase PVI service, it will constitute activity.

8        EFFECT OF TERMINATION

         8.1 Upon expiration or termination of this Agreement, the Master Distributor shall immediately (i) remove from its premises all signs advertising the Services or which use the Marks,
                    (ii) cease to engage in advertising or promotional activities concerning PVI's services and their use of the Marks, (iii) cease to represent in any manner that the Master Distributor has been designated by PVI as such, and
                    (iv) deliver to PVI at the Master Distributor's expense, all price lists, sales manuals, service manuals, and any other documents concerning PVI's Services which are in the Master Distributor's possession.

         8.2 Neither Party shall, in connection with the expiration and or termination of this Agreement, has the right to claim any indemnity reimbursement, or compensation for alleged loss of clientele, goodwill, loss of profits on anticipated sales, or the like, or have any other liability for losses or damages resulting from the expiration termination. Each Party acknowledges that it has decided and will decide on all investments, expenditures, and commitments in full awareness of the possibility of its potential losses or damages resulting from such expiration or termination and being willing to bear the risk thereof.

9        PROTECTION OF PROPRIETARY INFORMATION

          9.1 The Master Distributor agrees to maintain in confidence and not to copy, reproduce, distribute, or disclose to any Third Party, without the prior written approval of PVI, any Proprietary information.

         9.2 All sales of the services (inclusive of license of the Licensed Software) to Dealers and Agents are of the material and tangible Services only. These sales, however, do not include the sale of Services design (and source and/or object codes pertaining to the Licensed Software) which are Proprietary to PVI. To the extent any such property is made available to the Master Distributor, it is done on a confidential basis. The Master Distributor will neither disclose circuitry design details nor principals, nor software codes (of any kind related), nor copy them for purposes of manufacture, nor attempt to reverse- engineer (de-compile) to otherwise alter the Services for any Purpose whatsoever.

         9.3 With respect to the Proprietary Information relating to the Master Distributor's business which is made available to PVI by the Master Distributor to allow PVI to perform its obligations under this Agreement, PVI will instruct its personnel to keep such information confidential by using the same care and discretion that PVI uses with data which PVI designates as confidential. However, PVI shall not be required to keep confidential any data which is or becomes



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                    publicly  available,  is  already  in PVI's  possession,  is independently developed by PVI outside the scope of this Agreement, or is rightly obtained form third parties. In addition, PVI shall not be required to keep confidential and may use for PVI's benefit any ideas, concepts, know-how, or techniques relating to PVI's Services submitted to PVI's or developed during the term of this Agreement by PVI personnel or jointly by PVI and the Master Distributor's personnel.

         9.4 The obligations of the Parties under this Section 9 shall survive the expiration or termination of this Agreement, for whatever reason, and shall be binding upon the Parties, their successors and/or assigns.

         9.5 The Parties knowledge that the obligations and promises under this Section 9 are of a special, unique character which gives them particular value, and that a breach thereof could result in irreparable and continuing damage for which there can be no reasonable or adequate damages, remedy, or compensation in an action of law. Each Party shall be entitled to injunctive relief, a decree for specific performance, and/or other equitable relief in the event of any breach, or threatened breach by the other of its obligations or promises under this Section 9, in addition to any other rights or remedies which it may possess (including monetary damages, if appropriate).

10       GENERAL

         10.1 This Agreement shall be interpreted and its effect shall be determined in accordance with the laws in the State of Texas.

         10.2 The Master Distributor consents to venue in, and the jurisdiction of, the courts of Texas and agrees that any dispute arising under this Agreement shall be resolved in such jurisdictions, at PVI's option. However, PVI reserves the right to bring suit in any court of competent jurisdiction.

         10.3 This agreement cannot be assigned or sold to any third party or any other entity, without the prior written approval of PVI.

         10.4 All notices and demands of any kind which either Party may require or desire to serve upon the other shall be in writing or by facsimile, and shall be delivered by personal service or by mail at the address of the receiving Party set forth below (or at such different addresses as may be designated by such party by written notice to the other Party). Such notice shall be deemed received on the earlier of (i) the date when was actually received or (ii) in the case of mailing, five (5) business after being deposited in the United States mail, postage prepaid, registered, or certified receipt requested and properly addressed, or (iii) if by facsimile when the sending Party shall have received facsimile confirmation that the message has been received by the receiving Party's facsimile machine. If notice is sent by facsimile, a confirmed copy of such facsimile shall be sent by mail to each address.



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         The address and facsimile  numbers of the Parties,  for purposes of the
Agreement are as follows:

   PVFI                                       MASTER DISTRIBUTOR
   Preferred Voice, Inc.                      Best Voice, Inc.
   6500 Greenville Ave., Ste. 570             1025 Southwest Martin Downs Blvd.,
   Dallas, TX 75206-1002                      #203
                                              Palm City, Florida 34990

   Facsimile: 214-265-9663                    Facsimile:561-287-0603
   Attention: G. Ray Miller                   Attention: Roy Emmett

         10.5 Any provision of the Agreement held to be invalid under applicable law shall not render this Agreement invalid as a whole, and in such event, such provision shall be interpreted so as to best accomplish the intent of the Parties within the limits of applicable law.

         10.6 A valid contract binding upon PVI and the Master Distributor comes into being upon execution of this agreement by duly authorized representatives of PVI and the Master Distributor. This agreement contains the exclusive terms and conditions between the Parties hereto with respect to the subject matter hereof, and does not operate as an acceptance of any conflicting or additional terms and provisions of the Master Distributor's agreements with Distributors, Dealers or Agents, which shall not be deemed to alter the terms hereof. Amendments to this Agreement may be effected only in writing, when signed by the Parties hereto specifically stating it is intended to amend this Agreement.

         10.7       Costs of Enforcement:

                    If any action is commenced by either Party concerning this Agreement, the Party which substantially prevails in such action will be entitled to a judgement against the other Party for the costs of such arbitration or action, including court cost, reasonable expenses of litigation, and reasonable attorneys' fees.

IN WITNESS WHEREOF, PVI and the Master Distributor hereby have duly executed, signed, and initialed each page of this Master Distributor Agreement in duplicate on the dates indicated hereon.



 /s/ Richard K. Stone                              /s/ Roy R. Emmett
---------------------                              -----------------------------
Richard K. Stone 12/29/98                          Master Distributor 01/04/99
Vice-President                                     Authorized Signature Only
Sales & Marketing                                  (The above signature has the
Preferred Voice, Inc.                              authority to legal bind the
                                                   company to the terms and
                                                   conditions of this agreement)



                                                   Print Name:
                                                   -----------------------------
                                                   Roy R. Emmett
                                                   President
                                                   Best Voice, Inc.

                                    EXHIBIT I

Market Area Fee:  $25,000.00

Market Area:

Area Codes: 561, 954, 305

1. All NXX's (exchanges are included and defined as NXX's as part defined area).

2. Should any of these area codes split and a new area code be created by the local phone company, the new area code(s) and NXX's will become part of the market area and be added to this agreement.

                                    EXHIBIT 2
                                    PRODUCT 1

EMMA TELEPHONE RECEPTIONIST

PRODUCT DESCRIPTION: EMMA TR is the world's first central office "voice auto attendant".

PRODUCT APPLICATION: EMMA TR is a viable way for business' to answer their phones professionally, 24 hours a day 7 days a week. EMMA's predatory pricing and user friendly features are revolutionary to a $2.3 billion market that has not had any competition to date.

TARGET MARKET.: All companies that require an attendant during office hours and after hour answering services.

PRODUCT FEATURES & BENEFITS:

X Consistent professional  receptionist           X 24 hours 7 days a week
X 50% less cost than competition                  X Local locate
X Extended local calling                          X No CPE required

PRODUCT DISTRIBUTION: A franchise approach will be used for product deployment. A "Master Distributor" will be secured in each market area, the most likely candidates will be current TAS, voice mail and paging providers with established customers within the specific market area.

PRODUCT PRICING:

X $19.95 per  answered  line            X Expanded  local  dialing - (varies)
X $4.95 local locate                    X $49.95 Set-up fee
X $4.95 Per personal  directory         X $0.12 Long distance dialing

DISTRIBUTOR COMMISSIONS:  Up-front and residual commissions can be earned

COMPETITION: Telephone Answering Services, Paging Companies and Voice Mail Companies.

                                    EXHIBIT 2
                                    PRODUCT 2

EMMA VIRTUAL PERSONAL ASSISTANT

PRODUCT DESCRIPTION: EMMA VPA is a revolutionary product that addresses four important areas for the average business person: time management, connectivity, single number locate and affordability. It allows the business user to never miss a call and allows them the ability to receive a call, via the revolutionary ability to call forward a personal 800 toll free number to any number, from any phone anywhere at anytime. It allows them to screen out calls to voice mail that they wish not to take and utilize the most advanced speaker independent voice recognition technology, to place calls by speaking the name of the individual or business they wish to call from their pre-programmed voice directory. Best of all it is reliable, convenient, user friendly and the predatory pricing makes it affordable for everyone.

PRODUCT APPLICATION: EMMA VPA is specifically designed for the business person that is on the move or dealing with multiple time zones. They can receive calls from their cellular phone, office phone, home phone, hotel phone, clients phone, friend or clients cellular phone, friends home phone etc. Basically the business person can receive a call anytime anywhere from any phone. They also have the ability to screen calls to voice mail that they do not want. They will also be able to put into storage their Palm Pilots and address books with all of their contacts and phone numbers loaded into their voice directory by PVI. They simply speak the name from their directory and the call is completed. This service is an affordable answer to the four aforementioned challenges to the business person today: time management, connectivity, single number locate and low cost for service.

TARGET MARKET: Local, regional, national and international business travelers. Large corporations right down to the home based business and individuals.

PRODUCT FEATURES & BENEFITS:

X    Single number                          X    Home base pricing
X    Single number locate                   X    Voice dialing directory
X    Call screening                         X    No numbers to remember
X    Availability at all times              X    No manual dialing
X    Ultimate customer service              X    Eliminates hard fraud
X    Becomes LD calling card                X    Local access to voice directory
X    Time Management                        X    Connectivity

PRODUCT DISTRIBUTION: Affinity Groups, Telecom Resellers, Internet Service Providers, Multi-Level Marketing Companies, Paging Companies, Executive Suites, Shared Tenant Providers and TAS Companies.

PRODUCT PRICING:

X $4.95 - 800 number  reservation            X $4.95 call  screening
X $0.12 per/min - home base calls            X $5.00 Local  locate
X $0.22  per/min - outside home base         X Expanded local dialing (varies)
X Adds moves & changes ($.025)               X $29.95 Set-up fee

DISTRIBUTOR COMMISSIONS:  Up-front and residual commissions can be earned.

COMPETITION: Certain companies that offer locate type functions through voice mail today such as, Wild Fire and various other non-voice touch tone activated service. The problem the competition faces against the PVI EMMA product line is they are not competitively priced (due to their equipment architecture costs and software deficiencies) and they are not user friendly, unlike EMMA.

                                    EXHIBIT 2
                                    PRODUCT 3

EMMA VIRTUAL OFFICE

PRODUCT DESCRIPTION: EMMA Virtual Office creates an identity and a professional answering service for companies that have offices in more than one location.

PRODUCT APPLICATION: EMMA V.O. is a product designed for companies and consultants that are in different offices/locations. It could be different offices in the same city or offices in a located different states. It gives the company the appearance of one central office/location. EMMA answers the phone professionally and connects the caller to their party or sends the call to their current voice mail system.

TARGET MARKET: Business people that work from home, companies with offices in more than one location and consultants that work on projects for consulting firms. Realtors such as Re Max and others.

PRODUCT FEATURES & BENEFITS

X    Consistent professional receptionist            X    24 hours 7 days a week
X    Call Screening                                  X    Single number locate
X    Call forwarding to remote offices               X    No CPE required
X    Time management                                 X    Connectivity

PRODUCT DISTRIBUTION: A franchise approach will be used for product deployment. A "Master Distributor" will be secured in each market area, the most likely candidates will be current TAS, voice mail and paging providers with established customers within the specific market area.

PRODUCT PRICING:

X    $19.95 Monthly cost                             X   $49.95 Set-up fee
X    $4.95 Per one number locate                     X   Expanded Local (varies)
X    $4.95 Locate screening                          X   $0.18 per minute
X    $.05 Per call cost (local)

DISTRIBUTOR COMMISSIONS:  Up-front and residual commissions can be earned

COMPETITION:  Wildfire and touch tone driven services.

                                    EXHIBIT 2
                                    PRODUCT 4

EMMA FRIENDS & FAMILY

PRODUCT DESCRIPTION: EMMA family & friends is a common directory that close friends & families call each other with. Each user would have the family 800 number and be able to speak the name or location of a member of the directory and connect to each other.

PRODUCT APPLICATION: Many families are scattered across the state and country. This EMMA service allows you to always stay in touch, whether it is for normal everyday communication or in the case of an emergency. Grandparents can provide their grand-children with a number that they can reach them on, the parents can provide the grand-parents a number that they can reach them anywhere, PVI will provide nap- sack tags for the smaller children and even dog tags can be ordered with the family 800 number on the tag. The convenient easy to use speaker independent voice directory will be pre-programmed with all of the parties numbers: office, home, cellular etc. This product also comes with a locate feature so that if your children or other family members need you, you can easily be found no matter where you are: work, lake house, home, vacation EMMA will find you. This EMMA service can also be set-up with a "fraud free" guarantee, which is great for college bound children. As with all EMMA products family & friends is priced for all budgets.

TARGET MARKET:  Families and friends.

PRODUCT FEATURES & BENEFITS:

X  Emergencies                          X Only one number to remember
X Fraud  control                        X  Connectivity
X Everyday communication                X Single number locate

PRODUCT DISTRIBUTION: Affinity Groups, Telecom Resellers, Internet Service Providers, Multi-Level Marketing Companies, Paging Companies.

PRODUCT PRICING:

X $4.95 - 800 number  reservation       X $4.95 call  screening
X $0.12 per/min - home base calls       X Local locate no cost
X $0.22 per/min - outside home base     X Expanded local dialing (varies)
X Adds moves & changes ($.025)          X $29.95 Set-up fee

DISTRIBUTOR COMMISSIONS:  Up-front and residual commissions can be earned.

COMPETITION: None that has been identified other than 800 numbers offered by the long distance carriers that terminate at the home (one number) only.

                                    EXHIBIT 2
                                    PRODUCT 5

EMMA INTERNATIONAL DIRECT

PRODUCT DESCRIPTION: EMMA I.D. will allow companies that would like to have a presence in the United States with their own toll free 800 number. EMMA will call forward the 800 number to an office(s) internationally.

PRODUCT APPLICATION: EMMA I.D. allows a company that is doing business in the states to forward calls to an office located internationally for handling. Currently companies that are located in other countries cannot have an 800 number that terminates into another country. This is the only 800 number that allows voice call forwarding to single or multiple locations. In addition, when companies that use this service have employees traveling in the states the 800 number becomes a calling card.

TARGET MARKET: International companies doing business in the United States that do not have offices here or need to send calls to an international office for handling.

PRODUCT FEATURES & BENEFITS:

X Consistent  professional  receptionist          X 24 hours 7 days a week
X Intelligent Call  Forwarding                    X Smart calling card
X Single number dialing for customers             X No CPE required

PRODUCT DISTRIBUTION: A franchise approach will be used for product deployment. A "Master Distributor" will be secured in each market area, the most likely candidates will be current TAS, voice mail and paging providers with established customers within the specific market area. Affinity groups will also secure business opportunities for this product.

PRODUCT PRICING:

X $9.95 per month X $99.95 Set-up fee X Per minute charges based on country

DISTRIBUTOR COMMISSIONS:  Up-front and residual commissions can be earned

COMPETITION:  Wildfire and touch tone driven services.

                                    EXHIBIT 2
                                    PRODUCT 6

EMMA CORPORATE DIRECT

PRODUCT DESCRIPTION: EMMA C.D. offers the ability to any customer/company instant connectivity to any employee that has EMMA VPA.

PRODUCT APPLICATION: EMMA C.D. allows a company to enhance their EMMA VPA service. The companies EMMA VPA numbers are loaded into a data-base that is assigned its own 800 number. By dialing the 800 number and speaking the name of the person you will be automatically connected to their VPA locate number.

TARGET MARKET:  This can be a

PRODUCT FEATURES & BENEFITS

X Consistent  professional  receptionist          X 24 hours 7 days a week
X Intelligent Call  Forwarding                    X Smart calling card
X Single number dialing for customers             X No CPE required

PRODUCT DISTRIBUTION: A franchise approach will be used for product deployment. A "Master Distributor" will be secured in each market area, the most likely candidates will be current TAS, voice mail and paging providers with established customers within the specific market area. Affinity groups will also secure business opportunities for this product.

PRODUCT PRICING:

X    $9.95 per month                          X    $99.95 Set-up fee
X    Per minute cost                          X

DISTRIBUTOR COMMISSIONS:  Up-front and residual commissions can be earned

COMPETITION:  Wildfire and touch tone driven services.

                                    EXHIBIT 3


EMMA VPA, FF, ID, CD Commission Schedule:

30% Per 800 number reservation
10% Residual commission paid on the per minute billing 50% one time set-up fee All commissions are paid on collected revenue only


EMMA TR & VO Commission Schedule:

50% per month (Per line answered) 30% per month (One number locate) 50% Set-upfee (One time Commission)
$1.00 Per month (EMMA TAS Territory Over-ride)
All commissions paid on collected revenues only